Vertiv Completes Acquisition of PurgeRite, Expanding Leadership in Liquid Cooling Services

~$1.0 billion purchase strengthens Vertiv's capabilities in specialized fluid management services for high-density computing and AI applications

COLUMBUS, Ohio December 4, 2025-- Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure, today announced the successful completion of its previously reported intent to acquire Purge Rite Intermediate LLC (“PurgeRite”), a leading provider of mechanical flushing, purging and filtration services for data centers and other mission-critical facilities. The approximately $1.0 billion acquisition enhances Vertiv's thermal management services capabilities and strengthens its position as a global leader in next-generation thermal chain services for liquid cooling systems.
"We are excited to officially welcome PurgeRite to Vertiv, expanding to deepen our fluid management services capabilities," said Gio Albertazzi, CEO at Vertiv. "PurgeRite's specialized expertise in fluid management services complements our existing portfolio and enhances our ability to provide end-to-end product and service support for customers' high-density computing and AI applications where efficient thermal management is critical to performance and reliability."
High-performance computing (HPC) and the AI factories require liquid cooling technology to operate, and it is crucial to deploy and maintain clean fluid loops to maximize cooling performance. Achieving this starts with optimal flow at commissioning by establishing ultra-clean, air-free, chemically stable coolant, and preserving that balance to maintain performance throughout the system’s lifecycle.
The integration of PurgeRite's capabilities with Vertiv's existing thermal management portfolio is expected to offer significant customer benefits, including enhanced system performance through improved heat transfer and equipment efficiency, reduced risk of downtime through operational excellence, and expanded service scale supporting global operations with consistent quality.
Headquartered in Houston, Texas, PurgeRite has established itself as an industry leader in mechanical flushing, purging, and filtration for mission-critical data center applications, including strong relationships with hyperscalers and Tier 1 colocation providers. It brings engineering expertise, proprietary technologies and the ability to scale to meet the needs of challenging data center schedules, enabling complex liquid cooling applications across the thermal chain from chillers to coolant distribution units (CDUs). The company's services will join forces with Vertiv's existing liquid cooling offerings to deliver end-to-end thermal management solutions from facility to room and row to rack.
For more information about Vertiv’s portfolio of solutions, visit Vertiv.com.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.
Category: Financial News

Forward-looking statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act. These statements are only a prediction. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Readers are referred to Vertiv’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning Vertiv and its operations. Those risk factors and risks related to the integration and performance of PurgeRite, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: the successful integration of PurgeRite; expected expenses related to the transaction and the integration of PurgeRite; the possible diversion of management time on issues related to the transaction and integration of PurgeRite; the ability of Vertiv to maintain relationships with customers and suppliers of PurgeRite; and the ability of Vertiv to retain management and key employees of PurgeRite. Vertiv is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
SOURCE Vertiv Holdings Co

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